Exhibit 10.3

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (this “Agreement”) is made effective as of ________, 2021 by and between Hennessy Capital Investment Corp. VI, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, File No. 333-254062 (the “Registration Statement”) and prospectus (the “Prospectus”) for the initial public offering of the Company’s units (the “Units”), each of which consists of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-fifth of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Common Stock (such initial public offering hereinafter referred to as the “Offering”), has been declared effective as of the date hereof by the U.S. Securities and Exchange Commission; and

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Barclays Capital Inc. (the “Representatives”); and

WHEREAS, as described in the Prospectus, $200,000,000 of the gross proceeds of the Offering and sale of the Private Placement Warrants (as defined in the Underwriting Agreement) (or $230,000,000 if the Representatives’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Common Stock included in the Units issued in the Offering as hereinafter provided (the amount to be delivered to the Trustee (and any interest subsequently earned thereon) is referred to herein as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $7,000,000, or $8,050,000 if the Representatives’ over-allotment option is exercised in full, is attributable to deferred underwriting discounts and commissions that will be payable by the Company to the Representatives upon and concurrently with the consummation of the Business Combination (as defined below) (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee in the United States at JPMorgan Chase Bank N.A. (or at another U.S. – chartered commercial bank with consolidated assets of $100 billion or more) and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in solely United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company, it being understood that the Trustee has no obligation to monitor or question the Company’s determination that an investment is in compliance with the foregoing clause; the Company shall not instruct the Trustee to invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and the Trustee may earn bank credit or other consideration;

(d) Collect and receive, when due, all interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) As soon as practicable notify the Company and the Representatives of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of the tax returns relating to assets held in the Trust Account;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company monthly written statements of the activities of, and amounts in, the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company and, in the case of Exhibit A, acknowledged and agreed to by the Representatives and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on funds held in the Trust Account (net of amounts withdrawn in accordance with this Agreement and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is the later of (i) 24 months after the closing of the Offering (or 27 months from the closing of the Offering, if the Company has executed a letter of intent, agreement in principle or definitive agreement for its initial business combination within 24 months from the closing of the Offering but has not completed its initial business combination within such 24-month period) and (ii) such later date as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated Certificate of Incorporation, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on funds held in the Trust Account (net of amounts withdrawn in accordance with this Agreement and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date;

(j) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Tax Payment Withdrawal Instruction”), withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover any tax obligation owed by the Company as a result of assets of the Company or interest or other income earned on the Property, which such payment the Company shall forward to the relevant taxing authority; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution, so long as there is no reduction in the principal amount initially deposited in the Trust account; provided, further, that if the tax to be paid is a franchise tax, the written request by the Company to make such distribution shall be accompanied by a copy of the franchise tax bill from the relevant taxing authority for the Company. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(k) [Reserved];

(l) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D (a “Stockholder Redemption Withdrawal Instruction”), the Trustee shall distribute to the Public Stockholders on behalf of the Company the amount requested by the Company to be used to redeem shares of Common Stock from Public Stockholders properly submitted in connection with a stockholder vote to approve an amendment to the Company’s amended and restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares of Common Stock if the Company has not consummated an initial Business Combination within such time as is described in the Company’s amended and restated Certificate of Incorporation or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to distribute said funds, and the Trustee shall have no responsibility to look beyond said request; and

(m) Not make any withdrawals or distributions from the Trust Account other than pursuant to Section 1(i), (j) or (l) above.

2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer or Secretary. In addition, except with respect to its duties under Sections 1(i), 1(j), 1(k) and 1(l) hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any such written instructions and, further, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Subject to Section 4 hereof, hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s, or its representatives’, gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which shall not be unreasonably withheld, conditioned, or delayed; provided, further that the Company may conduct and manage the defense against any Indemnified Claim if the Trustee does not promptly take reasonable steps to mount such a defense. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company. The Company may participate in any such action with its own counsel;

(c) Pay the Trustee the fees set forth on Schedule A hereto, including an initial set-up fee, annual administration fee, and transaction processing fee which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until the property is distributed to the Company pursuant to Sections 1(i) hereof. The Company shall pay the Trustee the initial set-up fee and the first annual administration fee at the consummation of the Offering. The Trustee shall refund to the Company the annual administration fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c), Schedule A and as may be provided in Section 2(b) hereof;

(d) In connection with any vote of the Company’s stockholders regarding a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses (the “Business Combination”), provide to the Trustee an affidavit or certificate of the inspector of elections for the stockholder meeting verifying the vote of such stockholders regarding such Business Combination;

(e) Provide the Representatives with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same;

(f) Unless otherwise agreed between the Company and the Representatives, ensure that any Instruction Letter delivered in connection with a Termination Letter in the form of Exhibit A expressly provides that the Deferred Discount is paid directly to the accounts as directed by the Representatives prior to any transfer of the funds held in the Trust Account to the Company or any other person;

(g) Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement; and

(h) Within four (4) business days after the Representatives exercise the over-allotment option (or any unexercised portion thereof) or such over-allotment expires, provide the Trustee with a notice in writing of the total amount of the Deferred Discount, which shall in no event be less than $7,000,000, or $8,050,000 if the underwriters’ overallotment option is exercised in full.

3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Perform any implied duties or obligations, inquire or otherwise be subject to the provisions of any agreement or document other than this Agreement and that which is expressly set forth herein;

(b) Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any party except for liability arising out of the Trustee’s, or its representatives’, gross negligence, fraud, or willful misconduct;

(c) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any reasonably incurred expenses incident thereto;

(d) Change the investment of any Property, other than in compliance with Section 1 hereof, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the Company to provide timely written investment instruction

(e) Refund any depreciation in principal of any Property;

(f) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(g) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s best judgment, except for the Trustee’s, or its representatives’, gross negligence, fraud, or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(h) Verify the accuracy of the information contained in the Registration Statement;

(i) Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

(j) File information returns with respect to the Trust Account with any local, state or federal taxing authority or provide periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest income earned on the Property;

(k) Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, franchise and income tax obligations, except pursuant to Section 1(j) hereof; or

(l) Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), 1(j) and 1(l) hereof.

4. Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5. Termination and Replacement of Trustee. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, pending which the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements and any other reasonable transfer requests that the Company may make, whereupon this Agreement shall terminate; provided, however, that in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) hereof and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b).

6. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee shall rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s, or its representatives’, gross negligence, fraud, or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto.

(d) Sections 1(i) and 1(l) hereof may only be changed, amended or modified pursuant to Section 6(c) hereof with the Consent of the Stockholders, it being the specific intention of the parties hereto that each of the Company’s stockholders is, and shall be, a third party beneficiary of this Section 6(d) with the same right and power to enforce this Section 6(d) as the other parties hereto. For purposes of this Section 6(d), the “Consent of the Stockholders” means receipt by the Trustee of a certificate from the inspector of elections of the stockholder meeting certifying that either (i) the Company’s stockholders of record as of a record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended (“DGCL”) (or any successor rule), who hold sixty-five percent (65%) or more of all then outstanding shares of the Common Stock and Class B common stock, par value $0.0001 per share, of the Company voting together as a single class, have voted in favor of such change, amendment or modification, or (ii) the Company’s stockholders of record as of the record date who hold sixty-five percent (65%) or more of all then outstanding shares of the Common Stock and Class B common stock, par value $0.0001 per share, of the Company voting together as a single class, have delivered to such entity a signed writing approving such change, amendment or modification. No such amendment will affect any Public Stockholder who has otherwise indicated his election to redeem his share of Common Stock in connection with a stockholder vote sought to amend the Certificate of Incorporation. Except for any liability arising out of the Trustee’s, or its representatives’, gross negligence, fraud, or willful misconduct, the Trustee may rely conclusively on the certification from the inspector or elections referenced above and shall be relieved of all liability to any party for executing the proposed amendment in reliance thereon.

(e) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, County of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(f) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Attention: Compliance Department

if to the Company, to:

Hennessy Capital Investment Corp. VI
3415 N. Pines Way, Suite 204
Wilson, Wyoming 83014
Attention: Daniel J. Hennessy

in each case, with copies to:

Sidley Austin LLP
1 South Dearborn Street
Chicago, Illinois 60603
Attn: Michael Heinz

and

Citigroup Global Markets Inc.
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: General Counsel
Fax: (646) 291-1469

and

Barclays Capital Inc.
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Syndicate Registration
Fax: (212) 526-0015

in each case, with copies to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn: Derek J. Dostal, Esq.

(g) Each of the Company and the Trustee hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h) Each of the Company and the Trustee hereby acknowledges and agrees that the Representatives are third party beneficiaries of this Agreement.

(i) The Trustee shall perform its duties under this Agreement in compliance with all applicable laws and keep confidential all information relating to this Agreement and, except as required by applicable law, shall not use such information for any purpose other than the performance of the Trustee’s obligations under this Agreement.

(j) Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity.

(k) This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

Continental Stock Transfer & Trust Company, as Trustee

By:
Name:
Title:

Hennessy Capital Investment Corp. VI

By:
Name: Daniel J. Hennessy
Title: Chief Executive Officer

[Signature Page to Investment Management Trust Agreement]

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial set-up fee.	Initial closing of Offering by wire transfer.	$1,500.00
Trustee administration fee	Payable annually. First year fee payable at initial closing of Offering by wire transfer; thereafter, payable by wire transfer or check.	$8,000.00
Transaction processing fee for disbursements to Company under Sections 1(i), 1(j), and 1(l)	Billed to Company following disbursement made to Company under Section 1	$250.00
Paying Agent services as required pursuant to Section 1(i) and 1(l)	Billed to Company upon delivery of service pursuant to Section 1(i) and 1(l)	Prevailing rates

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Francis Wolf and Celeste Gonzales

Re:	Trust Account No. Termination Letter

Ladies and Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Hennessy Capital Investment Corp. VI (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of ________, 2021 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with [insert name] (the “Target Business”) to consummate a business combination with Target Business (the “Business Combination”) on or about [insert date]. The Company shall notify you at least seventy-two (72) hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account, and to transfer the proceeds into the trust operating account at JPMorgan Chase Bank N.A. to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date (including as directed to it by the Representatives) (with respect to the Deferred Discount). It is acknowledged and agreed that while the funds are on deposit in the trust operating account at JPMorgan Chase Bank N.A. awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, or will be consummated concurrently with your transfer of funds to the accounts as directed by the Company (the “Notification”) and (ii) the Company shall deliver to you (a) [an affidavit] [a certificate] of the Chief Executive Officer of the Company, which verifies that the Business Combination has been approved by a vote of the Company’s stockholders, if a vote is held and (b) a joint written instruction signed by the Company and the Representatives with respect to the transfer of the funds held in the Trust Account, including payment of amounts owed to public stockholders who have properly exercised their redemptions rights and payment of amounts of the Deferred Discount to the underwriter from the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in such written instruction as soon thereafter as possible.

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Very truly yours,

Hennessy Capital Investment Corp. VI

By:
Name:
Title:

Acknowledged:

Citigroup Global Markets Inc.

By:
Name:
Title:

Barclays Capital Inc.

By:
Name:
Title:

A-2

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Francis Wolf and Celeste Gonzales

Re:	Trust Account No. Termination Letter

Ladies and Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Hennessy Capital Investment Corp. VI (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of ________, 2021 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Business within the time frame specified in the Company’s amended and restated Certificate of Incorporation, as described in the Company’s Prospectus relating to the Offering. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and to transfer the total proceeds into a segregated account held by you on behalf of the Beneficiaries to await distribution to the Public Stockholders. The Company has selected [insert completion deadline] as the effective date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Public Stockholders in accordance with the terms of the Trust Agreement and the amended and restated Certificate of Incorporation of the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(i) of the Trust Agreement.

Very truly yours,

Hennessy Capital Investment Corp. VI

By:
Name:
Title:

cc:	Citigroup Global Markets Inc.
Barclays Capital Inc.

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EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Francis Wolf and Celeste Gonzales

Re:	Trust Account No. Tax Payment Withdrawal Instruction

Ladies and Gentlemen:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Hennessy Capital Investment Corp. VI (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of ________, 2021 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $___________ of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds [to pay for the tax obligations as set forth on the attached tax return or tax statement]. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

Hennessy Capital Investment Corp. VI

By:
Name:
Title:

cc:	Citigroup Global Markets Inc.
Barclays Capital Inc.

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EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Francis Wolf and Celeste Gonzales

Re:	Trust Account No. Stockholder Redemption Withdrawal Instruction

Ladies and Gentlemen:

Pursuant to Section 1(l) of the Investment Management Trust Agreement between Hennessy Capital Investment Corp. VI (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of ________, 2021 (the “Trust Agreement”), the Company hereby requests that you deliver to the redeeming Public Stockholders of the Company $__________ of the principal and interest income earned on the Property as of the date hereof into a segregated account held by you on behalf of the Beneficiaries for distribution to the Stockholders who have requested redemption of their shares. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its Public Stockholders who have properly elected to have their shares of Common Stock redeemed by the Company in connection with a stockholder vote to approve an amendment to the Company’s amended and restated Certificate of Incorporation. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter.

Very truly yours,

Hennessy Capital Investment Corp. VI

By:
Name:
Title:

cc:	Citigroup Global Markets Inc.
Barclays Capital Inc.

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